EXHIBIT 99.1
February 18, 1997


Letter to Our Shareholders:



Effective as of 12:01 a.m. on February 18, 1997, Selfix, Inc. ("Selfix") adopted a holding company form of organizational structure. The name of this new holding company is Home Products International, Inc. (Nasdaq:
HPII). The new holding company structure is intended to provide a framework that allows for and can accommodate future growth from internal operations, acquisitions or joint ventures, broadens the alternatives available for future financing, and generally provides for greater administrative and operational flexibility.

As a result, each holder of Selfix common stock became the owner of the same number of shares of common stock of Home Products International Inc. as the number shares of Selfix common stock owned by such stockholder prior to the Merger. The conversion of shares of Selfix common stock into shares of common stock of Home Products International, Inc. was effected without the exchange of certificates. Accordingly, certificates formerly representing shares of common stock of Selfix are deemed to represent shares of common stock of Home Products International, Inc.


                                          /s/ James Tennant
                                          ------------------------------
                                           James Tennant
                                           Chairman and CEO